Exhibit 99.1

bxp lomputershare + Computershare Trust Company, N.A. PO Box 43006 Providence, RI 02940-3006 Telephone: 888 485 2389 www.computershare.com/investorNameAddressJoint - Will be presumed to be joint tenants with rights of City, State, Zip survivorship unless restricted by applicable state law or otherwise indicated. Custodial - A minor is the beneficial owner of the account with an adult custodian managing the account until the minor comes of age, as specified in the Uniform GifVTransfer to Minors Act in the minor’s state of residence. Please note that both the minor’s and custodian social security number must be provided. Use a black pen. Print in I A B C I I 1 2 3 0 Trust - Account is established in accordance with the provisions of CAPITAL areas as shown letters in inside this example the grey . ,_____ _ _._ _ I_ X a trust agreement. Direct Stock Purchase Plan—Initial Enrollment FormAccount Legal Registration (Choose One) Trust Account D Single/Joint Account D Custodial Account You must provide Computershare with the following three pages from the Trust Document: 1. Title Page 2. Powers Page and 3. Signature Page Citizenship Date of Trust (mm/dd/yyyy) Other USA You must complete a W-BBEN form. Please refer to our website at www.computershare.com Account Information or call the phone number above to obtain a form. Name, Custodian Name or Full Trust Name Joint Owner (if any), Minor’s Name or Trustee(s) Name Date of Birth (Primary Account Holder/Minor) Minor’s State (if applicable) I ; ; Social Security Number (SSN) (Primary Account Holder/Minor) or Employer lden@cation Number (EIN) Social Security Number (SSN) (Joint Account Holder/Custodian) Street Number City/Town State/Province Postal Code

+ Home Telephone Number Business Telephone Number Please refer to the plan prospectus or brochure before enrolling. Check one box only. If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed. If the plan permtts, you may make optional cash investments at any time under each of the participation options below. Full Dividend Reinvestment Please mark this box if you wish to reinvest all dividends that become payable on this account, on all stock now held or any future holdings, including shares purchased with optional cash investments. Partial Share Amount Partial Dividend Reinvestment by Shares Please mark this box and specify the number of whole shares on which you wish to have dividends reinvested. The dividends on all remaining shares or any future holdings, including shares purchased with optional cash investments, will be paid in cash. All Dividends Paid in Cash (No Dividend Reinvestment) Please mark this box if you wish to receive dividend payments in cash on all stock now held or any future holdings, including shares purchased with optional cash investments. Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. person (including a U.S. resident alien), and 4. I am exempt from FATCA reporting. Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. By participating in the plan, I agree to be bound by the terms and conditions of the prospectus or brochure that governs the plan. I have read and fully understand the terms and conditions of the prospectus or brochure. I further agree that my participation in the plan will continue until I notify Computershare in writing that I desire to terminate my participation in the plan. Upon providing such notification, I acknowledge that my withdrawal from the plan will be subject to the terms and conditions of the prospectus or brochure that governs the plan. By signing this form, I am certifying that I am of legal age in the state or country of my residence. Enrollment forms will be processed within 5 business days of receipt. Confirmation of enrollment will not be mailed; however, a transaction statement will be mailed once there is activity in your account. If you would like to confirm your enrollment in the plan, please call us at the number referenced on the front page. To be valid, this form must be signed by all account holders. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Please return completed form to: ComputersharePO Box 43006 Providence, RI 02940-3006Signature 1—Please keep signature within the box. Signature 2—Please keep signature within the box. Date (mm/dd/yyyy) Please enclose a check for your initial investment.Make checks payable to Computershare. Please refer to the plan prospectus or brochure for the minimum/maximum amount of the initial investment. No interest will be paid on the funds held pending investment. Privacy Notice At Computershare, we take privacy seriously. In the course of providing services to you in connection with employee stock purchase plans, dividend reinvestment plans, direct stock purchase plans, direct registration services and/or cuslody services, we receive nonpublic, personal information about you. We receive this information through transactions we perlollll for you, from enrollment forms, automatic debit forms, and through other communications with you in writing, electronically, and by telephone. We may also receive information about you by virtue of your transaction with affiliates of Computershare or other parties. This information may include your name, address (residential and mailing), social securily number, bank account information, slock ownership infollllation, date of birth, government-issued identification number, and other financial infollllation. With respect both to current and former cuslorners, Computershare does not share nonpublic personal information with any non-affiliated third-party except as necessary to process a transaction, service your account or as required or pellllilled by law. Our affiliates and outside service providers with whom we share infollllation are legally bound not to disclose the information in any manner, unless required or permitted by law or other governmental process. We strive to restrict access to your personal information to those employees who need to know the information to provide our services to you. Computershare maintains physical, electronic and procedural safeguards to protect your personal information. Computershare realizes that you entrus1 us with confidential personal and financial information and we take that trust very seriously.